UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENVIVA INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange

1. Election of Directors: 1a. Thomas Meth 1b. John K. Keppler 1c. Ralph Alexander 1d. John C. Bumgarner, Jr. 1e. Martin N. Davidson 1f. Jim H. Derryberry 1g. Gerrit L. Lansing, Jr. 1h. Pierre F. Lapeyre, Jr. 1i. David M. Leuschen 1j. Jeffrey W. Ubben 1k. Gary L. Whitlock 1l. Janet S. Wong 1m. Eva T. Zlotnicka 2. The approval of an amendment to the Company's Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. 3. The approval of, on an advisory (non-binding) basis, the frequency of future advisory votes to approve compensation of our Named Executive Officers. 4. The approval of, on an advisory (non-binding) basis, the compensation of the Company's Named Executive Officers. 5. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. 6. The approval of the issuance of shares of the Company's common stock, par value $0.001 per share, upon the conversion of the Company's Series A Preferred Stock, par value $0.001 per share. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 4, 5, AND 6 AND "EVERY YEAR" FOR PROPOSAL 3. NOMINEES: This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/1/2023. Please visit http://www.astproxyportal.com/ast/20060, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: help@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/218783948 (password: enviva2023) and be sure to have your control number available. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Please note that you cannot use this notice to vote by mail. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of ENVIVA INC. To Be Held On: June 15, 2023 virtually at https://web.lumiagm.com/218783948 (password: enviva2023)